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                                                   FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:                                Media Inquiries:
------------------                                 ---------------
Michael Gorin                                      Andrew Merrill, David Pitts
President and Chief Financial Officer              The Abernathy MacGregor Group
(516) 694-6700                                     (212) 371-5999


                              AEROFLEX INCORPORATED

               REPORTS FIRST QUARTER FISCAL 2004 OPERATING RESULTS

          SALES INCREASED 23% FROM PRIOR YEAR TO A RECORD $81.7 MILLION
             PRO FORMA NET INCOME OF $3.3 MILLION OR $.05 PER SHARE
                BEFORE IN-PROCESS R&D WRITE-OFF AND AMORTIZATION
                             OF ACQUIRED INTANGIBLES

PLAINVIEW, NEW YORK, NOVEMBER 6, 2003 -- Aeroflex Incorporated (Nasdaq Symbol:
ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, today announced operating results for its first quarter ended September 30, 2003.

Net sales for the first quarter ended September 30, 2003 were a record $81.7 million, compared with $66.4 million for the same period of last year, representing an increase of 23%. The Company reported net income for the first quarter ended September 30, 2003 of $394,000, or $.01 per diluted share, versus $632,000, or $.01 per diluted share, in the same period of last year.

On a pro forma basis, excluding $3.1 million for a write-off of in-process research and development related to the Company's acquisition of Racal Instruments Wireless Solutions Group and MCE Technologies and $1.4 million for amortization of acquired intangibles, net income was $3.3 million, or $.05 per diluted share, for the quarter ended September 30, 2003. On a pro forma basis, excluding $759,000 for amortization of acquired intangibles, net income was $1.1 million, or $.02 per diluted share, for the quarter ended September 30, 2002.

"First quarter results were strong and exceeded our expectations with sales in excess of $81 million, gross profit margins expanding more than 2% sequentially to 42.5% of sales and pro forma earnings per share of $.05," said Michael Gorin, President. "In the current quarter, we completed the acquisitions of both Racal Instruments Wireless Solutions and MCE Technologies with the integration of both proceeding smoothly.

"With an exceptionally strong first quarter book-to-bill of 1.19 to 1, taken together with signs of improving economic conditions, we have reason to be optimistic about our business outlook for the remainder of our fiscal year."

SECOND QUARTER FISCAL 2004 BUSINESS OUTLOOK

Our estimate of operating results for the December 2003 quarter, which includes both Racal Instruments Wireless Solutions Group and MCE Technologies for a full quarter, is as follows:

o Net sales are expected to increase sequentially approximately 24 to 25% which would result in our first $100+ million quarter.

o Gross profit margins are expected to again exceed 42% of sales.

o S,G&A costs are expected to be approximately 23% of sales.

o R&D costs are anticipated to be approximately 13% of sales.

o Amortization of acquired intangibles is expected to be approximately $.02 per diluted share.

o Using a share count of 68 million shares and an income tax rate of 36%, we anticipate pro forma earnings per diluted share of $.07. Pro forma earnings exclude amortization of acquired intangibles and any charge for acquired in-process research and development related to our acquisition of the business of Celerity Systems Incorporated (CA) from L-3 Communications on October 31, 2003. GAAP earnings per diluted share are anticipated to be $.05, excluding any charge for acquired in-process research and development related to Celerity.

Our conference call discussing first quarter results is scheduled for 4:30 p.m. (New York time) on November 6, 2003 and can be accessed by dialing 1-800-901-5217 in the United States and by dialing 617-786-2964 outside of the United States. The participant passcode is 53951216. There will be a replay of the conference call starting at approximately 6:30 p.m. (New York time) on November 6, 2003 and will be available for one week. The replay can be accessed by dialing 1-888-286-8010 within the United States and by dialing 617-801-6888 outside of the United States. The access code for both telephone numbers is 44263621. This call is being webcast by CCBN and can be accessed at Aeroflex's website at www.aeroflex.com. This webcast will be archived on that site for one year. In conjunction with this conference call, the Company has also posted on its website certain financial information on its first quarter results.

ABOUT AEROFLEX

Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the integration of the business of each of MCE Technologies, Celerity Systems and the Racal Instruments Wireless Solutions Group with Aeroflex, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.

                              AEROFLEX INCORPORATED

                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        For the Quarter Ended (Unaudited)
                                                        ---------------------------------


                                                9/30/03(a) 9/30/03(a)  9/30/02(b) 9/30/02(b)
                                                ---------- ----------  ---------- ------------
                                                  (GAAP)   (Pro Forma)   (GAAP)   (Pro forma)


NET SALES                                       $ 81,737   $ 81,737    $  66,434   $  66,434
  Cost of sales                                   46,979     46,979       41,491      41,491
                                                --------   --------    ---------   ---------
GROSS PROFIT                                      34,758     34,758       24,943      24,943
  Selling, general and administrative
    costs                                         19,232     19,232       14,767      14,767
  Research and development costs                  10,211     10,211        7,643       7,643
  Amortization of acquired intangibles             1,433          -          759           -
  Acquired in-process R&D                          3,120          -            -           -
                                               ---------   --------    ---------   ---------
OPERATING INCOME                                     762      5,315        1,774       2,533
  Interest and other expense
    (income), net                                    148        148          463         463
                                               ---------   --------    ---------   ---------
Income before income taxes                           614      5,167        1,311       2,070
  Provision for income taxes                         220      1,860          437         691
                                               ---------   --------    ---------   ---------
Income from continuing operations                    394      3,307          874       1,379
Loss from discontinued operations,
  net of tax                                           -          -          242         242
                                               ---------   --------    ---------   ---------
Net income                                     $     394   $  3,307    $     632   $   1,137
                                               =========   ========    =========   =========

Income per common share:
  Basic

    Continuing operations                          $ .01      $ .05        $ .01       $ .02
    Discontinued operations                            -          -            -           -
                                                   -----      -----        -----       -----
    Net income                                     $ .01      $ .05        $ .01       $ .02
                                                   =====      =====        =====       =====

  Diluted

    Continuing operations                          $ .01      $ .05        $ .01       $ .02
    Discontinued operations                            -          -            -           -
                                                   -----      -----        -----       -----
    Net income                                     $ .01      $ .05        $ .01       $ .02
                                                   =====      =====        =====       =====

Weighted Average Number of Shares

  Outstanding - Basic                             61,959     61,959       60,125      60,125
                                                ========   ========     ========    ========
              - Diluted                           63,197     63,197       60,622      60,622
                                                ========   ========     ========    ========



(a) Actual results include, and pro forma results exclude, amortization of acquired intangibles of $1,433,000 and a charge of $3,120,000 for in-process research and development costs related to the Company's acquisitions of Racal Instruments Wireless Solutions Group in July 2003 and MCE Technologies in September 2003.

(b) Actual results include, and pro forma results exclude, amortization of acquired intangibles of $759,000.

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                   September 30,           June 30,
                                                       2003                  2003
                                                   -------------         -------------
                                                    (unaudited)
                                                             (In thousands)

ASSETS
------
Current assets:

  Cash and cash equivalents                        $  10,927             $  51,307
  Accounts receivable, less allowance for
   doubtful accounts                                  74,518                65,243
  Inventories                                         94,159                74,738
  Deferred income taxes                               16,147                14,394
  Prepaid expenses and other current assets            9,883                 5,556
                                                   ---------             ---------
       Total current assets                          205,634               211,238

Property, plant and equipment, net                    84,038                66,724
Intangible assets with definite lives, net            43,644                15,111
Goodwill                                              88,589                22,449
Deferred income taxes                                      -                 1,002
Other assets                                          14,816                14,092
                                                   ---------             ---------
      Total assets                                 $ 436,721             $ 330,616
                                                   =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Current portion of long-term debt                $   2,084             $   1,879
  Accounts payable                                    22,526                19,694
  Advance payments by customers                        7,931                 2,826
  Income taxes payable                                 1,235                 1,802
  Liabilities of discontinued operations                 887                   973
  Accrued expenses and other current liabilities      41,069                22,508
                                                   ---------            ----------
    Total current liabilities                         75,732                49,682

Long-term debt                                        30,875                10,956
Deferred income taxes                                 12,020                     -
Other long-term liabilities                           12,639                11,563
                                                   ---------            ----------
    Total liabilities                                131,266                72,201
                                                   ---------           -----------

Stockholders' equity:

  Preferred Stock, par value $.10 per share; authorized 1,000,000 shares:

     Series A Junior Participating Preferred
     Stock, par value $.10 per share,
     authorized 110,000; none issued                      -                      -
  Common Stock, par value $.10 per share;
    authorized 110,000,000 shares; issued
    65,981,000 and 60,122,000 shares                  6,598                  6,012
  Additional paid-in capital                        268,555                222,943
  Accumulated other comprehensive income              4,264                  3,816
  Retained earnings                                  26,052                 25,658
                                                  ---------             ----------
                                                    305,469                258,429

  Less:  Treasury stock, at cost (4,000 shares)          14                     14
                                                  ---------             ----------

    Total stockholders' equity                      305,455                258,415
                                                  ---------             ----------

    Total liabilities and stockholders' equity    $ 436,721             $  330,616
                                                  =========             ==========
